Exhibit 10.26

AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT

This Amendment No. 3 (this "Amendment No. 3") to Revolving Credit Agreement is made and entered into and has an effective date as of the 26th day of March, 2007, by and among HARTMAN REIT OPERATING PARTNERSHIP, L.P. ("Hartman OP"), HARTMAN REIT OPERATING PARTNERSHIP III, L.P. ("Hartman Ill") and the Subsidiaries of Hartman OP and/or Hartman III which are listed on Schedule 1 (as such Schedule 1 may be amended from time to time) (Hartman OP, Hartman III and any such Subsidiary being hereinafter referred to collectively as the "Borrower" unless referred to in their individual capacities) to a certain Revolving Credit Agreement (as amended, the "Credit Agreement") dated as of March 11, 2005, each having its principal place of business at 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043, KEYBANK NATIONAL ASSOCIATION ("KeyBank"), having a principal place of business at 127 Public Square, Cleveland, Ohio 44114, and certain other lenders individually and in certain agent capacities (collectively with KeyBank, the "Lenders") and KeyBank, as administrative agent for itself and each other Lender (the "Agent").

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, as set forth herein,

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration by each of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

2.	From and after the effective date hereof:

(a)	The term Loan Documents shall include this Amendment No. 3 toCredit Agreement, dated as of March 26, 2007, among the Borrower, the Lenders and the Agent.

(h)    Section 1.1 of the Credit Agreement is amended by inserting, in the appropriate alphabetical order, the following new definition:

"Excluded Litigation Fees". The legal fees and disbursements paid by the Borrower during the applicable period in connection with litigation among Allen R. Hartman, Hartman Management L.P. and the Trust, Provided that "Excluded Litigation Fees" shall not include any legal fees and disbursements incurred by the Borrower in defending any litigation commenced by the Trust's shareholders (including, without limitation, Allen R. Hartman) in their capacity as such (other than in connection with litigation commenced by and/or involving solely Allen R. Hartman (and not by and/or involving any other shareholder(s)) in his capacity as a shareholder)."

(c)        Section 9.6 of the Credit Agreement is amended by inserting, at the end thereof, the following new clause (c):

"(c) Notwithstanding the definition of "funds from operations" by the Board of Governors of the National Association of Real Estate Investment Trusts, for any fiscal period ending on or after December 31, 2006 through December 31, 2007, the Excluded Litigation Fees shall not reduce "funds from operations" for purposes of determining the Distributions permitted to be declared under Section 9.6(a)(i)."

(d)        Section 14.1(n) of the Credit Agreement is amended to read in its entirety as follows:

"(n) the failure of James C. Mastandrea, for any reason, to cease to retain the title of Chief Executive Officer of the Trust and to perform the functions typically performed under such office and to be actively involved in strategic planning and decision-making for the Trust, unless within six (6) months after such failure, the Board of Directors or Board of Trustees has duly elected or appointed a qualified substitute to replace such individual who is acceptable to the Agent in its sole discretion (as notified to the Borrower by the Agent in writing); or the occurrence of any transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of voting rights applicable to the Trust ordinarily entitled to vote in the election of directors or trustees, empowering such "person" or "group" to elect a majority of the Board of Directors or Board of Trustees of the Trust, who did not have such power before such transaction; or during any twelve-month period on or after the Closing Date, individuals who at the beginning of such period constituted the Board of Trustees of the Trust (together with any new Trustees whose election by the Board of Trustees or whose nomination for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of the Board of Trustees then in office who either were members of the Board of Trustees at the beginning of such period or whose election or nomination for election was previously so approved)

ceased for any reason to constitute a majority of the members of the Board of Trustees of the Trust then in office; or"

(e)        Clauses (iii) and (iv) of Section 14.1(o) of the Credit Agreement are deleted and are replaced with the following:

"or (iii) Hartman OP or the Trust shall at any time fail to be self-managed;"

3.
The Borrower hereby represents, warrants and certifies that set forth on Annex 1 attached hereto is a true and complete listing of the duly elected officers of the Borrower and the Trust, and set forth opposite each officer's name is his or her genuine signature.

4.	The Borrower hereby represents and warrants as follows:

(a) Representations in Credit Agreement. Both before and after giving effect to this Amendment No. 3, each of the representations and warranties made by or on behalf of the Borrower, the Trust or any of their respective Subsidiaries contained in the Credit Agreement or any of the other Loan Documents, was true when made and is true on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made on the date hereof and in this Amendment No. 3, except to the extent that such representations and warranties relate expressly to an earlier date.

(b) No Events of Default. No Default or Event of Default exists on the date hereof (both before and after giving effect to this Amendment No. 3).

(c) Binding Effect of Documents, This Amendment No. 3 has been duly executed and delivered by the Borrower and the Trust and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5.	Provisions of General Annlication.

(a) No Other Changes. Except as otherwise expressly provided by this Amendment No, 3, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents remain unaltered. The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.

(b) Governing Law, This Amendment No. 3 is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the State of Ohio. This Amendment No. 3 and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Ohio.

(c) Binding Effect: Assignment. This Amendment No, 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns,

(d) Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No, 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

(e) Conflict with Other Agreements. If any of the terms of this Amendment No. 3 shall conflict in any respect with any of the terms of any of the Credit Agreement or any other Loan Document, the terms of this Amendment No. 3 shall be controlling.

(f) Condition Precedent. The effectiveness of this Amendment No. 3 is subject to the condition precedent that the Agent shall have received, in form and substance satisfactory to it, an executed original of this Amendment No. 3 from each Borrower and from the Majority Lenders.

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